                                                                      EXHIBIT 99


Contact:          Lory Sutton (Media)                612-830-3229
                  Heide Erickson (Investors)         612-830-3332


FOR IMMEDIATE RELEASE


                 JOSTENS REPORTS EPS OF $1.14 IN SECOND-QUARTER,
                          UP 13 PERCENT FROM LAST YEAR

       Second-Quarter Net Income Increases About 4 Percent on Steady Sales

         MINNEAPOLIS, July 21, 1999 - Jostens Inc. (NYSE: JOS) today reported second-quarter net income of $39 million, or $1.14 per diluted share, compared with net income of $37.6 million, or $1.01 per diluted share, in the year-earlier period. Sales in the quarter were $303.2 million, compared with $298.9 million in the same period last year. Gross profit margin improved to
53.6 percent in the quarter, compared with 52.3 percent last year.

         For the first half of the year, Jostens earned net income of $47.1 million, or $1.36 per diluted share, compared with $48.1 million, or $1.28 per diluted share, a year earlier. Sales through the first half were $469.5 million, versus $467.2 million a year ago. Gross profit margin improved to 55.4 percent in the first half, up from 54.8 percent over the same period last year.

         As announced earlier this month, the company's first-half results were impacted by issues related to the installation of a new information system to ensure year-2000 readiness in the Recognition segment.

         "Our School Products segment had a strong spring delivery season. Manufacturing performance was excellent, and although sales were a bit lower than expected, operating income increased nicely," said Robert C. Buhrmaster, chairman, president and chief executive officer. "The real performance issue was in Recognition, where higher costs necessary to upgrade systems and fulfill customer orders eroded first-half earnings by about 10 cents per share.

         "Our business lines are on track to deliver full-year EPS in the $1.55 to $1.65 range. In addition, we are reviewing ways to improve our cost structure and grow our business," he said.

                                     -more-

JOSTENS REPORTS SECOND QUARTER RESULTS/page 2

School Products Segment

         The School Products Segment - a spring business that crosses the first and second quarters comprises Printing & Publishing, Jewelry, Graduation Products and North American Photography.

         Second-quarter sales were $266.1 million, compared to $264.6 million last year. Operating income in the quarter was $76.5 million, up 8.1 percent from last year.

         First-half sales were $408.9 million, compared with $402.7 million last year. Operating income in the half improved 7.1 percent to $100.9 million, driven by excellent manufacturing efficiencies and expense control throughout the segment.

         Despite price concessions to compensate for vendor-related start-up issues in a home marketing program, Printing & Publishing had mid-single digit sales increases for the first half.

         Sales in the Graduation Products and Jewelry product lines were affected by the loss of business from a group of sales representatives that left the company in mid-1998. First-half sales in Graduation Products increased by low single-digit rates, while Jewelry sales were down slightly versus a year earlier.

         "Our marketing efforts are focused on boosting consumer demand in Jewelry, which typically does the majority of its annual sales in the second half of the year," Buhrmaster said.


Recognition Segment

         Sales in the quarter were $31.9 million, up from $28.8 million last year. Operating income declined to $2 million, versus $3.6 million in the year-earlier period. For the first half, sales were $53.5 million, compared with $55.4 million a year ago. Year-to-date operating profit was $2.2 million, versus $5.6 million last year.

         "While an unacceptable systems installation affected Recognition's results in the first half, the business did deliver better performance than we expected in June," Buhrmaster said.


Other Segment

         The Other Segment - which includes primarily corporate items - reported second-quarter sales of $5.1 million, down from $5.5 million last year, and an operating loss of $11.4 million, compared to $9.8 million last year.

                                     -more-

JOSTENS REPORTS SECOND-QUARTER RESULTS/page 3

         First half sales declined to $7.1 million from $9 million last year, as a result of soft performance in the company's direct-marketing unit for college alumni. Higher systems expenses, mostly for the Recognition system, and market test costs led to an operating loss of $21.5 million, compared with a loss of $16.2 million last year.


Share Repurchase

         Jostens also continued its ongoing share repurchase program in the quarter, buying back 464,000 shares for $10 million. Since the current $100 million repurchase program began in January, Jostens has repurchased 1.1 million shares for about $25 million.

         Jostens is a leading provider of products, programs and services that help people celebrate important moments, recognize achievements and build affiliations. The company's products include yearbooks, class rings, graduation products, school photography, achievement awards, and products for athletic champions and their fans. Jostens had 1998 sales of $771 million.

         Certain information in this news release does not relate to historical financial information and may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause the company's actual results in the future to differ materially from its historical results and those presently anticipated or projected.

         Among these risks and uncertainties are general economic conditions, especially during peak buying seasons for the company's products and services; competitive pricing and program changes; the company's relationship with its sales force; the company's ability to respond to customer change orders and delivery schedules; fashion and demographic trends; and the company's ability to ship backlog and maintain its customer base. Other factors that could cause the company's results to differ materially from those contained in its forward-looking statements are included in the Jostens Annual Report on Form 10-K for 1998 and other documents recently filed by the company with the Securities and Exchange Commission.

--------------------------------------------------------------------------------------
Condensed Consolidated Statements of Operations
Jostens Inc. and Subsidiaries
----------------------------------------------------------------- --------------------
                                             Three months ended     Six months ended
----------------------------------------------------------------- --------------------
                                                (unaudited)           (unaudited)
                                              July 3     July 4     July 3     July 4
In thousands, except per-share data            1999       1998       1999       1998
--------------------------------------------------------------------------------------
Net sales                                    $303,161   $298,879   $469,519   $467,156
Cost of products sold                         140,744    142,559    209,243    211,232
--------------------------------------------------------------------------------------
   Gross margin                               162,417    156,320    260,276    255,924
Selling and administrative expenses            95,334     91,743    178,636    172,268
--------------------------------------------------------------------------------------
Operating income                               67,083     64,577     81,640     83,656
Net interest expense                            1,459      1,331      2,498      2,622
--------------------------------------------------------------------------------------
   Income before income taxes                  65,624     63,246     79,142     81,034
Income taxes                                   26,578     25,614     32,053     32,906
--------------------------------------------------------------------------------------
Net income                                   $ 39,046   $ 37,632   $ 47,089   $ 48,128
======================================================================================

Earnings per common share
   Basic                                     $   1.14   $   1.02   $   1.37   $   1.29
   Diluted                                   $   1.14   $   1.01   $   1.36   $   1.28
======================================================================================

Weighted average common shares outstanding
   Basic                                       34,128     37,002     34,488     37,368
   Diluted                                     34,208     37,202     34,590     37,551
======================================================================================

Dividends declared per common share          $   0.22   $   0.22   $   0.44   $   0.44
======================================================================================

--------------------------------------------------------------------------------------

----------------------------------------------------------------------------
Condensed Consolidated Balance Sheets
Jostens Inc. and Subsidiaries

----------------------------------------------------------------------------
                                                (unaudited)
                                            --------------------
                                             July 3      July 4    January 2
In thousands                                  1999        1998        1999
----------------------------------------------------------------------------
ASSETS
CURRENT ASSETS
Short-term investments                      $  8,405    $ 11,415    $  2,595
Accounts receivable, net                     129,379     119,947     106,347
Inventories                                   77,783      82,547      90,494
Other current assets                          30,998      33,517      41,108
----------------------------------------------------------------------------
Total current assets                         246,565     247,426     240,544
----------------------------------------------------------------------------

Other assets                                  41,801      62,619      36,976
----------------------------------------------------------------------------

Property and equipment, net                   89,071      80,362      88,647
----------------------------------------------------------------------------
                                            $377,437    $390,407    $366,167
============================================================================

LIABILITIES AND SHAREHOLDERS' INVESTMENT
CURRENT LIABILITIES
Notes payable                               $ 93,690    $ 69,920    $ 93,922
Accounts payable and accrued expenses        196,424     177,137     193,857
----------------------------------------------------------------------------
Total current liabilities                    290,114     247,057     287,779
----------------------------------------------------------------------------

Other noncurrent liabilities                  19,298      17,784      19,836
----------------------------------------------------------------------------

Shareholders' investment                      68,025     125,566      58,552
----------------------------------------------------------------------------
                                            $377,437    $390,407    $366,167
============================================================================

----------------------------------------------------------------------------

---------------------------------------------------------------------------
Condensed Consolidated Statements of Cash Flows
Jostens Inc. and Subsidiaries

---------------------------------------------------------------------------
                                                        Six months ended
---------------------------------------------------------------------------
                                                          (unaudited)
                                                       July 3       July 4
In thousands                                            1999         1998
---------------------------------------------------------------------------
OPERATING ACTIVITIES
Net income                                           $ 47,089      $ 48,128
Depreciation and amortization                          12,794        12,314
Changes in assets and liabilities                       7,411        (6,139)
---------------------------------------------------------------------------
       Net cash provided by operating activities       67,294        54,303
---------------------------------------------------------------------------
INVESTING ACTIVITIES
Purchases of property and equipment                   (13,339)      (17,576)
Equity investment                                      (5,000)         --
Other                                                     654          --
---------------------------------------------------------------------------
       Net cash used for investing activities         (17,685)      (17,576)
---------------------------------------------------------------------------
FINANCING ACTIVITIES
Net short-term borrowings                              (5,415)       18,376
Principle payments on long-term debt                     --             (11)
Dividends paid                                        (15,231)      (16,565)
Proceeds from exercise of stock options                 1,854         1,534
Repurchases of common stock                           (25,007)      (34,714)
---------------------------------------------------------------------------
       Net cash used for financing activities         (43,799)      (31,380)
---------------------------------------------------------------------------
CHANGE IN SHORT-TERM INVESTMENTS                        5,810         5,347
SHORT-TERM INVESTMENTS, BEGINNING OF PERIOD             2,595         6,068
---------------------------------------------------------------------------
SHORT-TERM INVESTMENTS, END OF PERIOD                $  8,405      $ 11,415
---------------------------------------------------------------------------

---------------------------------------------------------------------------

------------------------------------------------------------------------------------
Financial Information by Reportable Business Segment
Jostens Inc. and Subsidiaries

------------------------------------------------------------- ----------------------
                                     Three months ended           Six months ended
------------------------------------------------------------- ----------------------
                                         (unaudited)                (unaudited)
                                      July 3       July 4       July 3       July 4
In thousands                           1999         1998         1999         1998
------------------------------------------------------------------------------------
NET SALES FROM EXTERNAL CUSTOMERS
School Products                     $ 266,135    $ 264,598    $ 408,923    $ 402,658
Recognition                            31,938       28,768       53,536       55,445
Other                                   5,088        5,513        7,060        9,053
------------------------------------------------------------------------------------
CONSOLIDATED                        $ 303,161    $ 298,879    $ 469,519    $ 467,156
====================================================================================
OPERATING INCOME
School Products                     $  76,484    $  70,741    $ 100,942    $  94,297
Recognition                             2,033        3,602        2,162        5,625
Other                                 (11,434)      (9,766)     (21,464)     (16,266)
------------------------------------------------------------------------------------
Consolidated                           67,083       64,577       81,640       83,656
Net interest expense                   (1,459)      (1,331)      (2,498)      (2,622)
------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES          $  65,624    $  63,246    $  79,142    $  81,034
====================================================================================